CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Causeway Capital Management Trust of our reports dated November 24, 2025, relating to the financial statements and financial highlights of Causeway International Value Fund, Causeway Global Value Fund, Causeway Emerging Markets Fund, Causeway International Opportunities Fund, and Causeway International Small Cap Fund, which appear in Causeway Capital Management Trust’s Certified Shareholder Reports on Form N-CSR for the year ended September 30, 2025. We also consent to the references to us under the headings “Financial Highlights – International Value Fund”, “Financial Highlights – Global Value Fund”, “Financial Highlights – Emerging Markets Fund”, “Financial Highlights

– International Opportunities Fund”, “Financial Highlights – International Small Cap Fund”, “Independent Registered Public Accounting Firm”, and “Financial Statements” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Los Angeles, California

January 27, 2026